Exhibit 99.1

News Release

Contact:	Investors: Cameron Hopewell - Managing Director, Investor Relations - (615) 263-3024 Financial Media: David Gutierrez, Dresner Corporate Services - (312) 780-7204

CORECIVIC REPORTS THIRD QUARTER 2022 FINANCIAL RESULTS

RAISES FULL YEAR GUIDANCE

BRENTWOOD, Tenn. – November 2, 2022 – CoreCivic, Inc. (NYSE: CXW) (the Company) announced today its financial results for the third quarter of 2022.

Damon T. Hininger, CoreCivic’s President and Chief Executive Officer, said, “We are pleased to continue executing on our capital allocation strategy of reducing debt while also returning capital to shareholders through our share repurchase program. Since the initial repurchase program was authorized by our board earlier this year, we have repurchased over 5% of our outstanding shares, or a total of 6.6 million shares at a cost of $74.5 million, and have authorization under the program to repurchase $150.5 million more in shares of our common stock.

Hininger continued, “The resiliency of our cash flows has allowed us to execute our share repurchase program while reducing our outstanding debt balances by nearly $250 million so far this year, reducing our future interest expense and improving our long-term cost of borrowing. Our financial results for the third quarter were in-line with our expectations, and we continued producing stable financial results in a challenging labor market and while occupancy restrictions implemented during the COVID-19 pandemic remained largely in place. We have increased staffing levels at certain facilities in anticipation of increased occupancy levels, and are poised to accept additional residential populations as such occupancy restrictions are removed. Our financial results also continue to be negatively impacted in the short-term by our La Palma Correctional Center’s transition to a new state contract award that commenced in April 2022.    We believe our operating and capital allocation strategies have positioned us well to return to earnings growth once the transition at our La Palma Correctional Center is complete, which we expect to occur near the end of this year, and as the remaining occupancy restrictions caused by the pandemic are removed.”

Financial Highlights – Third Quarter 2022

•	Total revenue of $464.2 million

•	CoreCivic Safety revenue of $423.2 million

•	CoreCivic Community revenue of $26.4 million

•	CoreCivic Properties revenue of $14.6 million

•	Net Income of $68.3 million

•	Diluted earnings per share of $0.58

•	Adjusted Diluted EPS of $0.08

•	Funds From Operations per diluted share of $0.28

•	Normalized Funds From Operations per diluted share of $0.29

•	Adjusted EBITDA of $68.4 million

5501 Virginia Way, Brentwood, Tennessee 37027, Phone: 615-263-3000

Third Quarter 2022 Financial Results

Third Quarter 2022 Financial Results Compared With Third Quarter 2021

Net income in the third quarter of 2022 totaled $68.3 million, or $0.58 per diluted share, compared with net income in the third quarter of 2021 of $30.0 million, or $0.25 per diluted share. Adjusted for special items, adjusted net income in the third quarter of 2022 was $9.7 million, or $0.08 per diluted share (Adjusted Diluted EPS), compared with adjusted net income in the third quarter of 2021 of $33.7 million, or $0.28 per diluted share. Special items for each period are presented in detail in the calculation of Adjusted Diluted EPS in the Supplemental Financial Information following the financial statements presented herein, and for the third quarter of 2022 reflect, most notably, a gain on sale of real estate assets of $83.8 million, including $77.5 million for the sale of our McRae Correctional Facility, which was consummated in August 2022.

The decline in adjusted per share amounts was primarily the result of transitioning to a new contract with the state of Arizona at our 3,060-bed La Palma Correctional Center in Arizona, the non-renewal of contracts in 2021 with the United States Marshals Service (USMS) at the 1,033-bed Leavenworth Detention Center in Kansas and the 600-bed West Tennessee Detention Facility, and the expiration of a managed-only contract with Marion County, Indiana at the Marion County Jail, which the County replaced with a newly constructed facility. We expect the transition at the La Palma facility to be complete near the end of 2022. Our renewal rate on owned and controlled facilities remained high at 95% over the previous five years. We believe our renewal rate on existing contracts remains high due to a variety of reasons including the aged and constrained supply of available beds within the U.S. correctional system, our ownership of the majority of the beds we operate, the value our government partners place in the wide range of recidivism-reducing programs we offer to those in our care, and the cost effectiveness of the services we provide.

Earnings before interest, taxes, depreciation and amortization (EBITDA) was $147.9 million in the third quarter of 2022, compared with $95.7 million in the third quarter of 2021. Adjusted EBITDA was $68.4 million in the third quarter of 2022, compared with $100.9 million in the third quarter of 2021. Adjusted EBITDA decreased from the prior year quarter primarily due to the previously mentioned transition of offender populations at our La Palma Correctional Center, which resulted in a reduction in EBITDA of $11.8 million, and the aforementioned non-renewal of contracts at three facilities that collectively resulted in a reduction in EBITDA of $2.7 million from the third quarter of 2021 to the third quarter of 2022. Now that the contract with U.S. Immigration & Customs Enforcement (ICE) at our La Palma Correctional Center has expired, we expect average daily populations from ICE at our other facilities in Arizona to increase in the fourth quarter of 2022, including particularly at our Eloy Detention Center. We also achieved higher staffing levels and incurred $5.6 million more in temporary incentives than in the prior year quarter to attract and retain facility staff in the challenging labor market. We believe these investments in staffing are preparing us to manage the increased number of residents we anticipate at our facilities once the remaining occupancy restrictions caused by the pandemic are removed.

Funds From Operations (FFO) was $33.3 million, or $0.28 per diluted share, in the third quarter of 2022, compared to $54.9 million, or $0.45 per diluted share, in the third quarter of 2021. Normalized FFO, which excludes special items, was $33.9 million, or $0.29 per diluted share, in the third quarter of 2022, compared with $58.6 million, or $0.48 per diluted share, in the third quarter of 2021. Normalized FFO was negatively impacted by the same factors that affected Adjusted EBITDA.

Third Quarter 2022 Financial Results

Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO, and, where appropriate, their corresponding per share amounts, are measures calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles (GAAP). Please refer to the Supplemental Financial Information and related note following the financial statements herein for further discussion and reconciliations of these measures to net income, the most directly comparable GAAP measure.

Asset Dispositions

During the second quarter of 2022, we entered into an agreement with the Georgia Building Authority (GBA) to sell our 1,978-bed McRae Correctional Facility located in McRae, Georgia, and reported in our Safety segment, for a sale price of $130.0 million. The sale was completed on August 9, 2022, resulting in a gain on sale of $77.5 million. We currently have a management contract with the Federal Bureau of Prisons (BOP) at the McRae facility, which expires November 30, 2022. As previously disclosed, we do not expect the BOP to renew the contract upon its expiration. In connection with the sale, we entered into an agreement with the GBA to lease the facility through November 30, 2022 to allow us to fulfill our obligations to the BOP.

During July 2022, we sold our Stockton Female Community Corrections Facility and our Long Beach Community Corrections Center, both located in California and reported in our Properties segment. The sale of these properties to a third party generated net sales proceeds of $10.9 million, resulting in a gain on sale of $2.3 million. During July 2022, we also sold an undeveloped parcel of land, generating net proceeds of $4.8 million and resulting in a gain on sale of $4.2 million.

In September 2022, we entered into a Letter of Intent with a third-party for the sale of our Roth Hall Residential Reentry Center and the Walker Hall Residential Reentry Center, both located in Philadelphia, Pennsylvania and reported in our Properties segment, for a gross sales price of $6.3 million. Also in October 2022, we entered into an agreement with a third-party for the sale of our idled Oklahoma City Transitional Center, reported in our Community segment, for a gross sales price of $1.0 million. The buyer intends to redevelop the property for an alternative use. We recognized an impairment charge of $3.5 million during the third quarter of 2022 associated with this facility, based on its estimated net realizable value less costs to sell. These sales are subject to customary closing conditions. If consummated, we expect to use the net proceeds from these sales for general corporate purposes, including for our share repurchase program and/or for additional debt reduction.

Debt Repayments

During the third quarter of 2022, we reduced our debt balance by $109.1 million, net of the change in cash. We purchased $3.6 million of our 4.625% Senior Notes in open market purchases, reducing the outstanding balance of the 4.625% Senior Notes to $166.5 million. The 4.625% Senior Notes mature in May 2023, which we currently expect to repay with cash on hand and

Third Quarter 2022 Financial Results

capacity under our $250.0 million Revolving Credit Facility, which remains undrawn. We also purchased $33.5 million of our 8.25% Senior Notes in open market purchases, reducing the outstanding balance of the 8.25% Senior Notes to $641.5 million. Beyond the maturity of our 4.625% Senior Notes in May 2023, we have no other maturities until the 8.25% Senior Notes mature in April 2026.

Share Repurchases

On August 2, 2022, our Board of Directors authorized an increase in our share repurchase program of up to an additional $75.0 million in shares of our common stock. As a result of the increased authorization, the aggregate authorization under our share repurchase program increased from the original authorization of up to $150.0 million in shares of our common stock to up to $225.0 million in shares of our common stock. Through November 1, 2022, we have repurchased 6.6 million shares of our common stock at an aggregate purchase price of $74.5 million, excluding fees, commissions and other costs related to the repurchases.

We currently have $150.5 million remaining under the Board authorized share repurchase program. Additional repurchases of common stock will be made in accordance with applicable securities laws and may be made at management’s discretion within parameters set by the Board of Directors from time to time in the open market, through privately negotiated transactions, or otherwise. The share repurchase program has no time limit and does not obligate us to purchase any particular amount of our common stock. The authorization for the share repurchase program may be terminated, suspended, increased or decreased by our Board in its discretion at any time.

2022 Financial Guidance

Based on current business conditions, we are providing the following update to our financial guidance for the full year 2022:

	Guidance Full Year 2022	Prior Guidance Full Year 2022
• Net Income	$110.1 million - $114.1 million	$106.6 million - $118.2 million

• Adjusted Net Income	$55.5 million - $59.5 million	$52.0 million - $60.0 million

• Diluted EPS	$0.93 - $0.96	$0.89 - $0.99

• Adjusted Diluted EPS	$0.47 - $0.50	$0.44 - $0.50

• FFO per diluted share	$1.22 - $1.26	$1.19 - $1.26

• Normalized FFO per diluted share	$1.28 - $1.32	$1.25 - $1.32

• EBITDA	$375.6 million - $378.1 million	$375.2 million - $386.2 million

• Adjusted EBITDA	$301.5 million - $304.0 million	$299.0 million - $305.0 million

During 2022, we expect to invest $82.5 million to $86.0 million in capital expenditures, consisting of $33.5 million to $34.0 million in maintenance capital expenditures on real estate assets, $30.0 million to $32.0 million for capital expenditures on other assets and information technology, and $19.0 million to $20.0 million for facility renovations.

Third Quarter 2022 Financial Results

Supplemental Financial Information and Investor Presentations

We have made available on our website supplemental financial information and other data for the third quarter of 2022. Interested parties may access this information through our website at http://ir.corecivic.com/ under “Financial Information” of the Investors section. We do not undertake any obligation and disclaim any duties to update any of the information disclosed in this report.

Management may meet with investors from time to time during the fourth quarter of 2022. Written materials used in the investor presentations will also be available on our website beginning on or about November 11, 2022. Interested parties may access this information through our website at http://ir.corecivic.com/ under “Events & Presentations” of the Investors section.

Conference Call, Webcast and Replay Information

We will host a webcast conference call at 10:00 a.m. central time (11:00 a.m. eastern time) on Thursday, November 3, 2022, which will be accessible through the Company’s website at www.corecivic.com under the “Events & Presentations” section of the “Investors” page. Please note there is a new process to access the live call for those who wish to ask questions. To participate via telephone and join the call live, please register in advance here https://register.vevent.com/register/BId5639495ba264dd3b66eae4d5db8ced1. Upon registration, telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number and a unique passcode.

About CoreCivic

CoreCivic is a diversified, government-solutions company with the scale and experience needed to solve tough government challenges in flexible, cost-effective ways. We provide a broad range of solutions to government partners that serve the public good through high-quality corrections and detention management, a network of residential and non-residential alternatives to incarceration to help address America’s recidivism crisis, and government real estate solutions. We are the nation’s largest owner of partnership correctional, detention and residential reentry facilities, and believe we are the largest private owner of real estate used by government agencies in the United States. We have been a flexible and dependable partner for government for nearly 40 years. Our employees are driven by a deep sense of service, high standards of professionalism and a responsibility to help government better the public good. Learn more at www.corecivic.com.

Forward-Looking Statements

This press release contains statements as to our beliefs and expectations of the outcome of future events that are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as

Third Quarter 2022 Financial Results

amended. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) changes in government policy (including the United States Department of Justice, or DOJ, not renewing contracts as a result of President Biden’s Executive Order on Reforming Our Incarceration System to Eliminate the Use of Privately Operated Criminal Detention Facilities, or the Private Prison EO) (two agencies of the DOJ, the United States Federal Bureau of Prisons and the United States Marshals Service utilize our services), legislation and regulations that affect utilization of the private sector for corrections, detention, and residential reentry services, in general, or our business, in particular, including, but not limited to, the continued utilization of our correctional and detention facilities by the federal government, and the impact of any changes to immigration reform and sentencing laws (our company does not, under longstanding policy, lobby for or against policies or legislation that would determine the basis for, or duration of, an individual’s incarceration or detention); (ii) our ability to obtain and maintain correctional, detention, and residential reentry facility management contracts because of reasons including, but not limited to, sufficient governmental appropriations, contract compliance, negative publicity and effects of inmate disturbances; (iii) changes in the privatization of the corrections and detention industry, the acceptance of our services, the timing of the opening of new facilities and the commencement of new management contracts (including the extent and pace at which new contracts are utilized), as well as our ability to utilize available beds; (iv) general economic and market conditions, including, but not limited to, the impact governmental budgets can have on our contract renewals and renegotiations, per diem rates, and occupancy; (v) fluctuations in our operating results because of, among other things, changes in occupancy levels; competition; contract renegotiations or terminations; inflation and other increases in costs of operations, including a continuing rise in labor costs; fluctuations in interest rates and risks of operations; (vi) the duration of the federal government’s denial of entry at the United States southern border to asylum-seekers and anyone crossing the southern border without proper documentation or authority in an effort to contain the spread of COVID-19, a policy known as Title 42 (On April 1, 2022, the Center for Disease Control and Prevention, or CDC, terminated Title 42, and began preparing for a resumption of regular migration at the United States southern border, effective May 23, 2022; however, on April 25, 2022, a judge issued a temporary restraining order blocking the termination of Title 42 and on May 20, 2022, ruled that the administration violated administrative law when it announced that it planned to cease Title 42.); (vii) government and staff responses to staff or residents testing positive for COVID-19 within public and private correctional, detention and reentry facilities, including the facilities we operate; (viii) restrictions associated with COVID-19 that disrupt the criminal justice system, along with government policies on prosecutions and newly ordered legal restrictions that affect the number of people placed in correctional, detention, and reentry facilities, including those associated with a resurgence of COVID-19; (ix) whether revoking our REIT election, effective January 1, 2021, and our revised capital allocation strategy can be implemented in a cost effective manner that provides the expected benefits, including facilitating our planned debt reduction initiative and planned return of capital to shareholders; (x) our ability to successfully identify and consummate future development and acquisition opportunities and realize projected returns resulting therefrom; (xi) our ability to have met and maintained qualification for taxation as a REIT for the years we elected REIT status; and (xii) the availability of debt and equity financing on terms that are favorable to us, or at all. Other factors that could cause operating and financial results to differ are described in the filings we make from time to time with the Securities and Exchange Commission.

Third Quarter 2022 Financial Results

CoreCivic takes no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release or the information contained herein by any third-parties, including, but not limited to, any wire or internet services.

###

Third Quarter 2022 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

ASSETS	September 30, 2022	December 31, 2021
Cash and cash equivalents	$185,328	$299,645
Restricted cash	13,833	11,062
Accounts receivable, net of credit loss reserve of $8,332 and $7,931, respectively	293,395	282,809
Prepaid expenses and other current assets	30,748	26,872
Assets held for sale	6,659	6,996

Total current assets	529,963	627,384
Real estate and related assets:
Property and equipment, net of accumulated depreciation of $1,688,390 and $1,657,709, respectively	2,176,050	2,283,256
Other real estate assets	210,242	218,915
Goodwill	4,844	4,844
Other assets	349,827	364,539

Total assets	$3,270,926	$3,498,938

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$295,671	$305,592
Current portion of long-term debt	177,556	35,376

Total current liabilities	473,227	340,968
Long-term debt, net	1,113,938	1,492,046
Deferred revenue	23,830	27,551
Non-current deferred tax liabilities	97,689	88,157
Other liabilities	160,067	177,748

Total liabilities	1,868,751	2,126,470

Commitments and contingencies
Preferred stock – $0.01 par value; 50,000 shares authorized; none issued and outstanding at September 30, 2022 and December 31, 2021, respectively	—	—
Common stock – $0.01 par value; 300,000 shares authorized; 114,981 and 120,285 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	1,150	1,203
Additional paid-in capital	1,801,867	1,869,955
Accumulated deficit	(400,842)	(498,690)

Total stockholders’ equity	1,402,175	1,372,468

Total liabilities and stockholders’ equity	$3,270,926	$3,498,938

Third Quarter 2022 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
REVENUE:
Safety	$423,186	$431,534	$1,253,788	$1,261,183
Community	26,379	25,535	76,269	74,122
Properties	14,587	13,940	43,704	54,927
Other	59	185	135	251

	464,211	471,194	1,373,896	1,390,483

EXPENSES:
Operating
Safety	342,190	314,283	987,472	926,990
Community	22,022	20,427	63,531	61,551
Properties	3,902	3,381	10,561	15,323
Other	80	101	259	282

Total operating expenses	368,194	338,192	1,061,823	1,004,146
General and administrative	30,194	34,600	92,808	97,358
Depreciation and amortization	31,931	33,991	96,218	100,787
Shareholder litigation expense	—	—	1,900	54,295
Asset impairments	3,513	5,177	3,513	9,351

	433,832	411,960	1,256,262	1,265,937

OTHER INCOME (EXPENSE):
Interest expense, net	(20,793)	(20,653)	(65,381)	(62,303)
Expenses associated with debt repayments and refinancing transactions	(783)	—	(7,588)	(52,167)
Gain on sale of real estate assets, net	83,828	—	87,149	38,766
Other income (expense)	(71)	49	934	(107)

INCOME BEFORE INCOME TAXES	92,560	38,630	132,748	48,735
Income tax expense	(24,242)	(8,618)	(34,865)	(128,668)

NET INCOME (LOSS)	$68,318	$30,012	$97,883	$(79,933)

BASIC EARNINGS (LOSS) PER SHARE	$0.59	$0.25	$0.82	$(0.67)

DILUTED EARNINGS (LOSS) PER SHARE	$0.58	$0.25	$0.82	$(0.67)

Third Quarter 2022 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EPS

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Net income (loss)	$68,318	$30,012	$97,883	$(79,933)
Special items:
Expenses associated with debt repayments and refinancing transactions	783	—	7,588	52,167
Expenses associated with COVID-19	—	—	—	2,434
Income taxes associated with change in corporate tax structure and other special tax items	—	—	—	114,249
Gain on sale of real estate assets, net	(83,828)	—	(87,149)	(38,766)
Shareholder litigation expense	—	—	1,900	54,295
Asset impairments	3,513	5,177	3,513	9,351
Income tax expense (benefit) for special items	20,959	(1,449)	19,543	(19,694)

Adjusted net income	$9,745	$33,740	$43,278	$94,103

Weighted average common shares outstanding – basic	116,569	120,285	119,282	120,161
Effect of dilutive securities:
Restricted stock-based awards	881	641	774	397
Non-controlling interest – operating partnership units	—	1,123	—	1,269

Weighted average shares and assumed conversions - diluted	117,450	122,049	120,056	121,827

Adjusted Diluted EPS	$0.08	$0.28	$0.36	$0.77

Third Quarter 2022 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Net income (loss)	$68,318	$30,012	$97,883	$(79,933)
Depreciation and amortization of real estate assets	24,158	24,877	72,825	73,562
Impairment of real estate assets	3,513	—	3,513	1,308
Gain on sale of real estate assets, net	(83,828)	—	(87,149)	(38,766)
Income tax expense for special items	21,165	—	22,073	9,291

Funds From Operations	$33,326	$54,889	$109,145	$(34,538)
Expenses associated with debt repayments and refinancing transactions	783	—	7,588	52,167
Expenses associated with COVID-19	—	—	—	2,434
Income taxes associated with change in corporate tax structure and other special tax items	—	—	—	114,249
Shareholder litigation expense	—	—	1,900	54,295
Goodwill and other impairments	—	5,177	—	8,043
Income tax benefit for special items	(206)	(1,449)	(2,530)	(28,985)

Normalized Funds From Operations	$33,903	$58,617	$116,103	$167,665

Funds From Operations Per Diluted Share	$0.28	$0.45	$0.91	$(0.28)

Normalized Funds From Operations Per Diluted Share	$0.29	$0.48	$0.97	$1.38

Third Quarter 2022 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF EBITDA AND ADJUSTED EBITDA

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Net income (loss)	$68,318	$30,012	$97,883	$(79,933)
Interest expense	23,455	23,097	73,139	69,865
Depreciation and amortization	31,931	33,991	96,218	100,787
Income tax expense	24,242	8,618	34,865	128,668

EBITDA	$147,946	$95,718	$302,105	$219,387
Expenses associated with debt repayments and refinancing transactions	783	—	7,588	52,167
Expenses associated with COVID-19	—	—		2,434
Gain on sale of real estate assets, net	(83,828)	—	(87,149)	(38,766)
Shareholder litigation expense	—	—	1,900	54,295
Asset impairments	3,513	5,177	3,513	9,351

Adjusted EBITDA	$68,414	$100,895	$227,957	$298,868

Third Quarter 2022 Financial Results

GUIDANCE — CALCULATION OF ADJUSTED NET INCOME, FUNDS FROM OPERATIONS, EBITDA & ADJUSTED EBITDA

	For the Year Ending December 31, 2022
	Low End of Guidance	High End of Guidance
Net income	$110,105	$114,105
Expenses associated with debt repayments and refinancing transactions	7,588	7,588
Gain on sale of real estate assets, net	(87,149)	(87,149)
Shareholder litigation expense	1,900	1,900
Asset impairments	3,513	3,513
Income tax expense for special items	19,543	19,543

Adjusted net income	$55,500	$59,500

Net income	$110,105	$114,105
Depreciation and amortization of real estate assets	97,000	97,500
Gain on sale of real estate assets, net	(87,149)	(87,149)
Asset impairments	3,513	3,513
Income tax benefit for special items	22,164	22,164

Funds From Operations	$145,633	$150,133
Expenses associated with debt repayments and refinancing transactions	7,588	7,588
Shareholder litigation expense	1,900	1,900
Income tax benefit for special items	(2,621)	(2,621)

Normalized Funds From Operations	$152,500	$157,000

Diluted EPS	$0.93	$0.96

Adjusted Diluted EPS	$0.47	$0.50

FFO per diluted share	$1.22	$1.26

Normalized FFO per diluted share	$1.28	$1.32

Net income	$110,105	$114,105
Interest expense	96,500	95,500
Depreciation and amortization	128,000	128,000
Income tax expense	41,043	40,543

EBITDA	$375,648	$378,148
Expenses associated with debt repayments and refinancing transactions	7,588	7,588
Gain on sale of real estate assets, net	(87,149)	(87,149)
Asset impairments	3,513	3,513
Shareholder litigation expense	1,900	1,900

Adjusted EBITDA	$301,500	$304,000

Third Quarter 2022 Financial Results

NOTE TO SUPPLEMENTAL FINANCIAL INFORMATION

Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO, and, where appropriate, their corresponding per share metrics are non-GAAP financial measures. The Company believes that these measures are important operating measures that supplement discussion and analysis of the Company’s results of operations and are used to review and assess operating performance of the Company and its properties and their management teams. The Company believes that it is useful to provide investors, lenders and security analysts disclosures of its results of operations on the same basis that is used by management.

FFO, in particular, is a widely accepted non-GAAP supplemental measure of performance of real estate companies, grounded in the standards for FFO established by the National Association of Real Estate Investment Trusts (NAREIT). NAREIT defines FFO as net income computed in accordance with GAAP, excluding gains (or losses) from sales of property and extraordinary items, plus depreciation and amortization of real estate and impairment of depreciable real estate and after adjustments for unconsolidated partnerships and joint ventures calculated to reflect funds from operations on the same basis. EBITDA, Adjusted EBITDA, and Normalized FFO are useful as supplemental measures of performance of the Company’s properties because such measures do not take into account depreciation and amortization, or with respect to EBITDA, the impact of the Company’s tax provisions and financing strategies. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), this accounting presentation assumes that the value of real estate assets diminishes at a level rate over time. Because of the unique structure, design and use of the Company’s properties, management believes that assessing performance of the Company’s properties without the impact of depreciation or amortization is useful. The Company may make adjustments to FFO from time to time for certain other income and expenses that it considers non-recurring, infrequent or unusual, even though such items may require cash settlement, because such items do not reflect a necessary or ordinary component of the ongoing operations of the Company. Normalized FFO excludes the effects of such items. The Company calculates Adjusted Net Income by adding to GAAP Net Income expenses associated with the Company’s debt repayments and refinancing transactions, and certain impairments and other charges that the Company believes are unusual or non-recurring to provide an alternative measure of comparing operating performance for the periods presented.

Other companies may calculate Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO differently than the Company does, or adjust for other items, and therefore comparability may be limited. Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO and, where appropriate, their corresponding per share measures are not measures of performance under GAAP, and should not be considered as an alternative to cash flows from operating activities, a measure of liquidity or an alternative to net income as indicators of the Company’s operating performance or any other measure of performance derived in accordance with GAAP. This data should be read in conjunction with the Company’s consolidated financial statements and related notes included in its filings with the Securities and Exchange Commission.

###